Amendment No. 1 to Services Agreement
     This Amendment No. 1 (“Amendment”) is made as of November 5, 2005 (“Effective Date”) by and among MBT International, Inc., a New Jersey corporation (“MBT International”), Mahindra-British Telecom Ltd., a limited liability company organized in India with its principal place of business located at ‘Sharda Centre’, Erandwane, Pune 411 004, Pune, India (“Vendor”), and Visual Networks Operations, Inc., a Delaware corporation with its principal place of business located at 2092 Gaither Road, Rockville, MD 20850, USA (“Visual”).
     A. MBT International and Visual have entered into that certain Services Agreement dated as of July 30, 2004 (“Agreement”).
     B. MBT International and Visual hereby desire to amend the terms of the Agreement as set forth herein, including without limitation providing for the assignment of all of the rights and obligations of MBT International to Vendor.
     Accordingly, the parties, intending to be legally bound, hereby agree as follows:
     1. Definitions. Unless otherwise defined in this Amendment, capitalized terms shall have the meanings ascribed to such terms in the Agreement.
     2. Assignment from MBT International to Vendor.
          2.1 Assignment. Effective as of the Effective Date, MBT International hereby assigns, transfers and sets over (collectively, the “Assignment”) to Vendor all of MBT International’s right, title, benefit, privileges and interest in, to and under the Agreement and all of MBT International’s burdens, obligations and liabilities in connection with and under the Agreement. Vendor hereby accepts the Assignment and assumes and agrees to observe and perform all of the duties, obligations, terms, provisions and covenants under, and to pay and discharge all of the liabilities arising under or in connection with the Agreement on and after the Effective Date.
          2.2 Representation. MBT International and Vendor each represent to Visual Networks that MBT International is a direct wholly owned subsidiary of Vendor. Concurrent with the execution of this Amendment, MBT International and Vendor shall provide a certificate signed on behalf of MBT International and Vendor by an officer of each such company to the effect of the foregoing representation.
          2.3 Further Assurances. Each of the parties hereto covenants and undertakes, at Vendor’s expense, to execute and deliver, at the request of the other party hereto, such further instruments of transfer and assignment and to take such other action as such other party may reasonably request to more effectively consummate the assignments and assumptions contemplated by this Amendment.

     3. Amendment to Section 18.2.2. Section 18.2.2 of the Agreement is hereby deleted in its entirety and replaced with the following:
18.2.2	Subject to Section 18.3, each Party’s total liability to the other, whether in contract or in tort (including breach of warranty, negligence and strict liability in tort) shall be limited to an amount equal to the total charges payable to Vendor pursuant to this Agreement for the twelve (12) months prior to the month in which the event giving rise to such liability occurred.
     4. Amendment to Section 19.3. Section 19.3 of the Agreement is hereby deleted in its entirety and replaced with the following:
19.3	Governing Law; Consent to Jurisdiction. This Agreement and performance under it shall be governed by and construed in accordance with the laws of the State of Maryland, USA, without regard to its choice of law principles. The parties hereby irrevocably consent to the non-exclusive jurisdiction of, and venue in, any federal or state court of competent jurisdiction located in Maryland, USA for the purposes of adjudicating any matter arising from or in connection with this Agreement.
     5. Miscellaneous. Except as specifically amended herein, the Agreement shall remain in full force and effect as written. This Amendment shall be governed by and construed in accordance with the laws of the State of Maryland, without giving effect to applicable principles of conflicts of laws. This Amendment may be executed in counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.
     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date set forth above.

MBT INTERNATIONAL, INC.		VISUAL NETWORKS, INC.

By:	/s/ Patrick L. Murtha	By:	/s/ Wayne Fuller
Name: Patrick L. Murtha		Name: Wayne Fuller
Title: President		Title: Executive Vice President

MAHINDRA-BRITISH
TELECOM LTD.

By:	/s/ Atanu Sarkar

Name: Atanu Sarkar
Title: Head – Legal Affairs